Exhibit 99.1

FOR IMMEDIATE RELEASE

CKX, Inc

Sean Cassidy

212-981-5233

sean_cassidy @dkcnews.com

Ed Tagliaferri

212-981-5182

edmund_tagliaferri@dkcnews.com

Robert Zimmerman

212-981-5118

rob_zimmerman@dkcnews.com

Cirque du Soleil

Renée-Claude Ménard

514-723-7646 (7366)

rcm@cirquedusoleil.com

MGM Mirage

Jenn Michaels

702-891-7272

Jenn_Michaels@mgmmirage.com

CKX AND CIRQUE DU SOLEIL ANNOUNCE THE
RETURN OF ELVIS TO LAS VEGAS
AT MGM MIRAGE’S PROJECT CITYCENTER

Elvis Presley show, to be permanently located at CityCenter
Hotel/Casino,
expected to open November 2009

New York, N.Y. (August 17, 2006) — CKX, Inc., (NASDAQ: CKXE), its subsidiary Elvis Presley Enterprises and Cirque du Soleil have reached an agreement with MGM MIRAGE (NYSE: MGM) to create a permanent Elvis Presley show at the CityCenter hotel/casino, under construction in Las Vegas. The show is expected to open with the hotel in November 2009.

The deal announced during Elvis Week, the week in which we commemorate Elvis’ untimely passing on August 16, 1977, marks the return of Elvis to Las Vegas, the site of some of the most remarkable performances of his illustrious career.

Cirque du Soleil’s creative team is inspired by this new extravaganza.  The creative combination of  live musicians and singers, projections, dance and the latest in multimedia sound and lighting technology are stimulating and aim at offering an emotional bond with the audience. The show will bring Elvis back to Las Vegas for millions of his existing fans and create a buzz that will enable the persona of Elvis to reach untold numbers of new fans.

A design collaboration between MGM MIRAGE and six internationally acclaimed architects, CityCenter will open in 2009 on 66 acres between the Bellagio and Monte Carlo resorts. At the heart of the action on the Las Vegas Strip, CityCenter will feature a soaring 60-story, 4,000-room hotel/casino, two 400-room non-gaming hotels, 500,000 square feet of retail shops, dining and entertainment venues and nearly 2,800 luxury condominiums.

Robert F.X. Sillerman, Chairman and CEO of CKX, Inc., commented, “I am pleased that during this time when we remember Elvis Presley and celebrate his life, we are able to announce his return to Las Vegas, a place where he truly rose to iconic status. And with the remarkable creative talent of Cirque du Soleil, fans who saw Elvis perform, as well as those who never had a chance to see him, will be able to experience Elvis in an entirely new and exciting way. This will be the first step in establishing a twenty-first century presence in Vegas for the King.”

Guy Laliberté, Founder of Cirque du Soleil, commented, “This new creative challenge is exactly what we strive at accomplishing in the development of our new productions. Cirque du Soleil is thrilled to be involved in CityCenter and we are particularly honored to be entrusted with this assignment.  We are working closely with our partners to ensure the public will have an unforgettable encounter with the King of Rock and Roll. Elvis had a unique relationship with his adoring fans in Vegas and a large part of our mission is to recreate the excitement and the spirit of joy he generated here.”

Bobby Baldwin, President and CEO of Mirage Resorts, an MGM MIRAGE operating division, said, “We are thrilled to partner with our friends and colleagues at Cirque du Soleil, who are known the world over for creating memorable entertainment experiences. With this show we will bring together Elvis, an icon of Las Vegas entertainment history, with CityCenter, a destination that represents the future of this remarkable city.”

The announcement represents another step in the creative partnership between CKX and Cirque du Soleil. In May, the two companies announced an agreement for the creation, development, production and promotion of Elvis Presley Projects, featuring touring and permanent shows as well as multimedia interactive “Elvis Experiences” throughout the world. CKX and Cirque du Soleil expect by 2008 to open at least one touring Elvis show in Europe and/or Asia, and one “Elvis Experience” outside the United States. Beginning in 2009, at least one Elvis Presley Project will be opened in each of the next six years.

CKX Management will be hosting an investor conference call on August 17, 2006 at 4:00 p.m. (Eastern Time) to discuss this announcement. Investors may listen by dialing (800) 905-0392. Investors located outside of the United States may listen by dialing (785) 830-1913. CKX will Webcast the call through its corporate website, www.ckx.com.  The call will be available for rebroadcast over the website beginning not later than 90 minutes after its conclusion.

About CKX, Inc.

CKX, Inc., a company controlled by Robert F.X. Sillerman and affiliates, is engaged in the ownership, development and commercial utilization of entertainment content. To date, the Company has focused on acquiring globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in over 100 countries around the world. CKX plans to continue to make strategic acquisitions of, or partner or align with, companies or individuals that control various forms of established entertainment content, which may include intellectual property rights in music, film, television programming, written works and characters, rights to names, images and likenesses, video games, corporate brands and other related assets. For more information about CKX, Inc., visit its corporate website at www.ckx.com.

About Cirque du Soleil

Cirque du Soleil is primarily a creative content provider for a wide variety of unique projects. In addition to shows, the Montreal-based company wishes to extend its creative talent to other spheres of activity. While maintaining stringent standards of artistic quality and originality, Cirque du Soleil brings to innovative projects the same energy and spirit that characterize each of its shows.

Cirque du Soleil is a Quebec-based organization providing high-quality artistic entertainment. Since its beginnings in 1984, over 50 million spectators in over 100 cities on four continents have been thrilled by Cirque du Soleil. In 2006, 13 shows will simultaneously be presented across the globe. Cirque du Soleil is the recipient of many prestigious awards, including the Emmy, Drama Desk, Bambi, ACE, Gémeaux, Félix and Rose d’Or de Montreux.

About MGM Mirage

MGM MIRAGE, (NYSE: MGM), one of the world’s leading and most respected hotel and gaming companies, owns and operates 23 properties located in Nevada, Mississippi and Michigan, and has investments in three other properties in Nevada, New Jersey and Illinois. MGM MIRAGE has also announced plans to develop Project CityCenter, a multi-billion dollar mixed-use urban development project in the heart of Las Vegas, and has a 50 percent interest in MGM Grand Macau, a hotel-casino resort currently under construction in Macau S.A.R. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE also has been the recipient of numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at www.mgmmirage.com.

About Elvis Presley Enterprises

Elvis Presley Enterprises, Inc. is based in Memphis, with additional offices in Los Angeles.  In addition to Graceland and its related attractions in Memphis, including the Heartbreak Hotel, EPE is aggressively involved in a worldwide licensing program, merchandising, music publishing, and television, film, video and internet projects.  For more information on EPE and Graceland, visit Elvis.com.  EPE is a subsidiary of CKX, Inc., a publicly traded company listed on the NASDAQ National Market System (NMS) under the ticker symbol CKXE.

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are not historical facts but rather are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, consumer acceptance of the show or competition from other shows.  More detailed information about these factors may be found in filings by CKX, Inc. with the Securities and Exchange Commission. CKX, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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